SUPPLEMENT TO

INVESTMENT MANAGEMENT AGREEMENT

PIMCO ETF Trust

650 Newport Center Drive

Newport Beach, California 92660

November 4, 2019

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE:	PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund (the “Fund”)

Dear Sirs and Madams:

As provided in the Investment Management Agreement between PIMCO ETF Trust (the “Trust”) and Pacific Investment Management Company LLC (“PIMCO”), dated April 24, 2009 (the “Agreement”), the parties may amend the Agreement to add additional series of the Trust, under the same terms and conditions as set forth in the Agreement, and at a fee rate set forth in Schedule A to the Agreement, as may be amended from time to time.

The Trust and PIMCO hereby agree to amend the Agreement as of the date hereof to add the Fund to Schedule A. The current Schedule A is replaced with the new Schedule A attached hereto.

This Supplement and the Agreement shall become effective with respect to the Fund on November 4, 2019 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Fund only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund, and (b) the vote, cast in person at a meeting called for such purpose, of a majority of the Trust’s Trustees who are not parties to the Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Supplement and the Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Supplement and the Contract may be terminated with respect to the Fund at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by a vote of a majority of the Trust’s entire Board of Trustees on 60 days’ written notice to the Adviser or by the Adviser on 60 days’ written notice to the Trust.

Schedule A

Schedule to Investment Management Agreement

PIMCO ETF Trust

As of November 4, 2019

Investment Management Fee Rates (%)

Fund	Fee#

PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	0.55
PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund	0.20
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund	0.20
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	0.15
PIMCO Active Bond Exchange-Traded Fund	0.55
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund	0.20
PIMCO Enhanced Low Duration Active Exchange-Traded Fund	0.46
PIMCO Enhanced Short Maturity Active Exchange-Traded Fund	0.35
PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund	0.36
PIMCO Government Limited Maturity Active Exchange-Traded Fund	0.25
PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund	0.35
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	0.20
PIMCO Prime Limited Maturity Active Exchange-Traded Fund	0.25
PIMCO Short Term Municipal Bond Active Exchange-Traded Fund	0.35

#

Each Fund may invest in shares of PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III and PIMCO Funds: Private Account Portfolio Series – PIMCO Short Asset Portfolio, each a series of PIMCO Funds (the “PAPS Central Funds”). The PAPS Central Funds are offered only to series of the Trust (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Central Funds, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in a PAPS Central Fund, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO, as indicated on this Schedule A, will be designated as compensation for the investment advisory services PIMCO provides to the applicable PAPS Central Fund, and its wholly-owned subsidiary (if any), under the investment management agreement with PIMCO.

If the foregoing correctly sets forth the Agreement between the Trust and PIMCO, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO ETF TRUST

By:
Title:	Treasurer

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Title:	Managing Director and Co-Chief Operating Officer

PIMCO FUNDS, on behalf of its series PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III and PIMCO Funds: Private Account Portfolio Series – PIMCO Short Asset Portfolio

By:
Title:	Treasurer